Consent of
                          Independent Certified Accountants



Volumetric Fund, Inc.
Pearl River, New York

We hereby consent to the incorporation by reference to the Registration Statement under the Investment Company Act of 1940, on Form N-1A, our report dated January 17, 2003, accompanying and pertaining to the financial statements of the Volumetric Fund, Inc. as of December 31, 2002, which is included in such Registration Statement.



                                                                BKD, LLP
Kansas City, Missouri
April 28, 2003